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                                                                     EXHIBIT 4.6

                                CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This Contract of Lease, made and entered into this 1st day of February, 2003 by and between:

          FOOD TERMINAL, INCORPORATED , a corporation duly organized and existing by virtue of the laws of the Republic of the Philippines, with principal office address at FTI Complex, South Superhighway, Taguig Metro Manila, represented in this act by its President, ATTY. BERNIE G. FONDEVILLA, hereinafter referred to as the " LESSOR".

                                      -and-

          PSI TECHNOLOGIES, INC., a corporation duly organized and existing by virtue of the laws of the Republic of the Philippines with office address at Electronics Avenue, FTI Complex, Taguig, Metro Manila, represented in this act by its Chairman and Chief Executive Officer, MR. ARTHUR J. YOUNG, JR., hereinafter referred to as the "LESSEE".


                           W I T N E S S E T H: That-


WHEREAS, the LESSOR is the absolute owner of the FTI Complex situated at South Superhighway, Taguig Metro Manila and is engaged in the leasing of land, warehouses, stalls and buildings;

WHEREAS, the LESSEE desires to lease certain land and buildings inside the FTI Complex;

NOW, THEREFORE, for and in consideration of the foregoing premises and the payment of the rent and the compliance with all the terms, conditions and covenants hereinafter set forth, the LESSOR has agreed to lease, let and demise, as it hereby leases, lets and demises, unto the LESSEE, and the latter has agreed to accept, as it hereby accepts, the lease under the terms, conditions and covenants particularly described hereunder, as follows:

 1. Object of the Lease - The LESSOR hereby leases, lets and demises unto the LESSEE that portion of land and building of the FTI Complex which is more particularly described as follows:

          Lot 92 - A1:

              Covered area          -      4,536.00 square meters
                                    -      1,873.10 square meters

              Open space            -      6,064.14 square meters

2. Term - This lease is for a definitive period of eighteen (18) months from February 1, 2003 to August 14, 2004.

3. Rental - The LESSEE, in consideration for the use of the space or the area leased by it, shall pay rentals to the LESSOR in an amount in Philippine Currency based on the following itemized monthly rate:

          For the covered area      -      4,536.00 square meters at PhP130.00
                                           per square meter per month, exclusive
                                           of VAT
                                    -      1,873.10 square meters at PhP50.00
                                           per square meter per month, exclusive
                                           of VAT

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          For the open space         -    6,064.14 square meters at PhP50.00 per
                                          square meter per month, exclusive of
                                          VAT

4. Mode of Payment for the Rentals Due - The rentals due to the LESSOR shall be paid semi-annually in advance by the LESSEE.

   Upon the execution of this Contract, the LESSEE shall pay to the LESSOR the advance rental for the first (1st) six (6) months of the term of the Contract in the amount of PhP5,919,252.00, Philippine currency, exclusive of VAT.

   The LESSEE is likewise required to issue, three (3) months after the date of this Contract, two (2) postdated checks dated August 1, 2003 and February 1, 2004 to cover the rentals due for the last two (2) six (6) months period of the term of the Contract. Each post dated check shall be in the amount of PhP5,919,252.00, exclusive of VAT.

5. Deposit - The LESSEE shall, at all times during the existence of the lease, maintain a deposit with the LESSOR in the amount equivalent to three (3) months rental, which shall answer for damages, and any other monetary obligation under or resulting from the LESSEE's violation of any of the provisions of this Contract. It being understood, however, that the LESSEE's liability for the breach of its obligation under this Contract is no way limited to the said sum.

   Upon the execution of this Contract, the LESSEE shall deposit with the LESSOR the sum of PhP2,959,626.00, Philippine currency, exclusive of VAT, equivalent to three (3) months rentals at the rental rate applicable to the first year of the lease period as above-stated.

   Upon the expiration of the period of this lease and the surrender of the leased premises to the LESSOR, or as soon as all the amounts due from the LESSEE to the LESSOR under this Contract or for any breach thereof shall have been fully determined and satisfied, the sum deposited or the balance thereof remaining, if any, after deducting the amounts due, shall be returned to the LESSEE without interest.

   The LESSOR shall have the right from time to time to deduct from the deposit any and all advances and damages which the LESSEE may be liable to the LESSOR under any provision(s) of this Contract and in the event that the deposit is reduced as a result of such deduction and/or as a result of an increase in the monthly rental, the LESSEE shall, within five (5) days from demand, make additional deposit with the LESSOR in order to maintain the deposit in such an amount equal to the sum required under this provision.

6. Payment Arrangement - Notwithstanding the provisions on the payment of the rentals due and the deposit under this Contract, the LESSOR has granted the LESSEE the authority to pay the total six (6) months advance rental for the first (1st) six (6) months of the term of this Contract and the three (3) months deposit in the amount equivalent to PhP8,878,878.00 based on the following schedule:

        Upon signing of this Contract                       -    PhP2,959,626.00
        One (1) month after the date of this Contract       -    PhP2,959,626.00
        Three (3) months after the date of this Contract    -    PhP2,959,626.00

7. Management Fee - The LESSEE shall pay to the LESSOR a management fee in an amount equivalent to five percent (5%) of the rentals due for the year. This management fee, in the amount equivalent to PhP295,962.60 per semester, exclusive of VAT, shall likewise be paid semi-annually in advance by the LESSEE to the LESSOR at the office of the latter without the necessity of prior demand and without delay within the first thirty (30) days of each six
   (6) months period.

8. Late Payment Penalty - A late payment penalty at the rate of two (2%) percent per month shall be charged on any rental, or any and all amounts due from the LESSOR under this Contract, not paid on time, counted from the date of delinquency until the same has/have

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   been fully paid to the satisfaction of the LESSOR, provided, however, that this shall be without prejudice to the LESSOR's right to terminate the Contract. For purposes of computation of the amount of the late payment penalty, a fraction of one (1) month shall be considered as one (1) whole month. No rental, or any and all amounts due from the LESSOR under this Contract, shall be recognized as having been paid unless evidenced by official receipt, duly issued by the LESSOR and/or its agent, acknowledging the receipt by the LESSOR from the LESSEE of the cleared funds delivered for such payments. Neither shall payment of rental, or any and all amounts due from the LESSOR under this Contract, made by the LESSEE to unauthorized persons be recognized.

9. Obligations of the Lessee - The LESSEE is mandated to strictly and faithfully observe and/or comply with the following:

   (a) The LESSEE shall use the leased premises for any lawful business provided it conforms to the type of businesses or enterprises acceptable to the present policies of the LESSOR, particularly as the businesses or enterprises relate or conform to the master development plan of the LESSOR. For this purpose, the LESSEE is hereby authorized to undertake at its own expense any and all construction for the renovation and improvement of the leased premises, provided however, that all plans and specifications for construction, including the alteration and/or addition thereof during the term of this Contract, must first be submitted for evaluation and final approval by the LESSOR.

   (b) The LESSEE shall pay all realty and other taxes due or may be due on the improvements that may be introduced on the leased premises subject of this Contract. For validation purposes, the LESSEE shall furnish the LESSOR, at no later than ten (10) working days after the payment thereof, of the photocopies of the pertinent official receipts evidencing the payments of the said taxes.

   (c) The LESSEE shall not affix, inscribe or paint or cause to be affixed, inscribed or painted any notice, sign or other advertising medium on any part of the inside or outside of the leased premises or anywhere within the FTI Complex except upon previous written permission from the LESSOR and only in such size, color, and style approved by the LESSOR.

   (d) The LESSEE shall not keep within the leased premises any explosive or combustible articles or substances; any damage caused, directly and indirectly, by an infringement of this prohibition shall be charged to the LESSEE.

   (e) The LESSEE shall not install any apparatus, machineries, appliances, or equipment, nor carry on, conduct or permit any trade, occupation or activity, in the leased premises which may cause noise, constitute a nuisance, disturb the other tenants, expose the leased premises to fire or thereby increase the fire hazard or rating of the leased premises and/or the FTI Complex for fire insurance coverage or other types of insurance coverage.

   (f) The LESSEE shall allow the LESSOR, or any of its duly designated agents or contractors, to free access to the leased premises for the collection and disposal of garbage/thrash, if any, wherein the LESSEE shall be charged with the corresponding garbage fee based on the LESSOR's prevailing charges for such additional services.

   (g) The LESSEE shall remit to the LESSOR the relevant amounts representing payments for garbage fee, if any, and electricity within seven (7) working days from receipt of the statement account issued by the LESSOR.

       Failure on the part of the LESSEE to pay the monthly charges on garbage fee, if any, and electricity within the period provided, shall make said LESSEE liable to pay late payment penalty, as provided in Paragraph 8 hereof, without prejudice to the LESSOR's right to terminate this Contract and for the repossession of the leased premises including the cutting off of utilities.

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    (h) The LESSEE shall keep the equipment/facilities located and goods stored in the leased premises insured against loss and damage by fire, earthquake, and typhoon for their full insurable value and shall furnish the LESSOR, within ten (10) working days from the start of the insurance coverages and without the need of demand, of the photocopies of the insurance policies detailing the complete list of such insurance coverages and the official receipts evidencing the full payment of the required premium, and shall pay all necessary premiums thereon as they become due; Provided that, in case of loss, destruction of the equipment, facilities and goods during the existence of this Contract, the insurance proceeds shall first be applied to any unpaid rental and/or any other unpaid bills of the LESSEE due to the LESSOR. For this reason, the LESSOR shall be designated by the LESSEE as the primary beneficiary in any and all insurance proceeds from the loss or damage of the insured properties.

        For purposes of this provision on insurance coverages for the equipment/facilities located and goods stored in the leased premises, the LESSEE is required to purchase the insurance policies from the accredited insurance companies or agencies of the LESSOR.

    (i) The LESSEE shall promptly comply with any and all laws, ordinances, rules regulations and orders which the national, provincial, or local government, or any department, bureau, commission or other agency or instrumentality thereof may promulgate; further, the LESSEE shall be subject to and shall obey the LESSOR's existing and future house, security, traffic, environmental, engineering, and other rules and regulations for the leased premises and/or for the whole of the FTI Complex, for which, if the LESSOR does not elect to terminate the lease for violation of said rules, the LESSEE shall pay the fines imposed by the LESSOR; furthermore, the LESSEE shall indemnify and hold harmless the LESSOR against all actions, suits, damages and claims by whomsoever they may be brought or made by reason of non-observance or non-performance of said rules, regulations, ordinance, or laws.

    (j) The LESSEE shall allow the LESSOR's representatives to enter the leased premises at any time to examine the same or to make any repair, or for any purpose which it may deem necessary for the operation and maintenance of the leased premises or its installation, or to exhibit the leased premises to a prospective lessee, or to otherwise assure the LESSOR that the LESSEE is complying with all the terms and conditions of this Contract.

10. Obligations of the Lessor - The LESSOR is mandated to strictly and religiously observe/comply with the following:

    (a) The LESSOR shall provide, at its own expense, security services within the FTI Complex, but does not guarantee the LESSEE's property and/or good against loss, damage or destruction not caused by the LESSOR's employees or agents but due to causes beyond its control; neither does the LESSOR guarantee for losses in the leased premises.

    (b) The LESSOR shall allow the LESSEE, if LESSEE so desires, to hire the services of a security agency to guard the latter's property or goods within the leased premises; provided, however, that the security agency hired by the LESSEE shall be subject to the security and safety measures within the leased premises and the FTI Complex as a whole and should be duly registered with the LESSOR's Security and Investigation Department.

    (c) The LESSOR shall shoulder the expenses for the repair of damages in the leased premises caused by fire or other causes without the fault of the LESSEE, its/his/her agents, guests, or clients. In such cases, the LESSEE shall be obligated to immediately give notice of the damage/s to the leased premises or its appurtenances, and shall allow the LESSOR to repair the damage/s and the LESSOR agrees to exert effort to do so at the least inconvenience to the LESSEE. The LESSOR acknowledges and confirms that in the event the damage/s to the leased premises impairs or prevents the LESSEE from using the leased premises for the conduct of its/his/her business, the obligation of the LESSEE

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        to pay to the LESSOR the lease rentals specified under this Contract shall be suspended until such damage/s is/are repaired by the LESSOR.

    (d) Warranty - The LESSOR hereby warrants the peaceful and continuous possession and enjoyment of the leased premises by the LESSEE. The LESSOR shall indemnify and hold the LESSEE free and harmless from claims, suits, proceedings, actions, and other demands from third parties claiming title, possession or any other interest in respect of the leased premises or any portion thereof and from damage arising therefrom.

11. Constructions/Renovations/Alteration and Improvements - The LESSEE acknowledges and confirms that prior to the commencement by the LESSEE of the works for the construction and installation of the improvements required by the LESSEE at the leased premises, the LESSOR and the LESSEE shall mutually determine and establish the relevant conditions for the introduction of such improvements at the leased premises.

    All constructions, renovations, alterations, additions, repairs, or improvements that the LESSEE may want to make in the leased premises shall first be submitted for the approval of the LESSOR together with the plans and specifications for such construction and additions and shall not be undertaken without the latter's prior written consent. All such alterations, additions and improvements made by the LESSEE on, in or upon the leased premises, except the movable furnitures and fixtures put in at the expense of the LESSEE and removable without defacing or injuring the leased premises or the FTI Complex, shall become the property of the LESSOR without further formality or need of reimbursement for their value and shall remain upon and be surrendered with the leased premises as part thereof upon the termination and/or cancellation of the lease due to the expiration of the lease period and/or due to other causes as provided in this Contract. If the LESSOR does not elect to retain such installations additions or improvements, the premises shall be restored to its original condition at LESSEE's account.

    To stress, the LESSOR shall reserve the absolute right to disallow any alteration, installation, addition, or improvements requested by the LESSEE.

12. Sublease or Assignment of Rights - The LESSEE shall not assign or transfer its rights under this Contract nor sublet the leased premises nor allow it to be used for any purpose other than that hereinabove specified or be occupied in whole or in part by any other person, firm or corporation without the written consent of the LESSOR; and no right, title or interest thereto or therein shall be conferred on or vested in anyone other than the LESSEE without such written consent of the LESSOR. In the event that subleasing is allowed by the LESSOR, the LESSEE shall abide and comply with the subleasing policy of the LESSOR, particularly the fifty percent (50%) share of the LESSOR in the difference between the rent from the subleasing transaction and the original rent for the leased premises as provided in this Contract.

13. Non-Liability of the Lessor - The LESSOR shall not be liable and the LESSEE shall make no claims against the LESSOR for any loss, damage or inconvenience due, directly or indirectly, to any of the following:

    (a) Leakage of defect in/or destruction of, any water, gas electrical, telephone, or plumbing installation in/or about the leased premises not otherwise caused by the negligence of the LESSOR.

    (b) Absence, failure, breakdown, or insufficiency of water supply, telephone service, or electric current beyond the control or without the fault of the LESSOR.

    (c) Presence of bugs, ants, termites, rats, vermin, "anay", or insect of any kind or nature, in the leased premises.

    (d) Water or rain which may come into, or flow from, any part of the leased premises not otherwise caused by negligence of the LESSOR.

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     (e)  Fault or negligence of the LESSEE, its agents, employees, visitors, or other persons.

     (f) Fire, or fortuitous events, theft, robbery, or other crimes and misdemeanors.

14. Third Party Liability - The LESSEE assumes full responsibility for any damage which may be caused to the person or property of third persons while in any part of the leased premises and further binds itself to hold the LESSOR free from any such claims for injury or damage unless such injury or damage is due to the negligence of the LESSOR.

15. Repairs of Utilities/Extra Connections - Repairs in the utility service system, including water pipes and toilet equipment and facilities, all minor electrical alterations and installations and installation of additional electrical, water, telephone, and/or gas connections within the leased premises shall be undertaken by the LESSEE for its sole account and expense; provided that the LESSEE shall provide the LESSOR written prior advice before undertaking such repairs, alterations and installations.

     As the electrical system of the leased premises and the FTI Complex is designed for a specific purpose, all electrical equipment and/or machines to be installed and used on the leased premises must be reported by the LESSEE to the LESSOR to prevent overburdening of the lines and all major electrical alterations and installations shall only be undertaken by the LESSEE upon prior written approval of the LESSOR. The said prior written approval of the LESSOR shall only be granted upon submission to the LESSOR of the pertinent plans and specifications for the said major electrical alterations and installations.

     The LESSEE assumes full responsibility for any damages which may be caused to the person or property of third persons by the said repairs, alterations and installations and further binds itself to hold the LESSOR free and harmless from any such claims for injury or damage arising from the said repairs, alterations and installations undertaken by the LESSEE within the leased premises.

16. Rental Adjustment Due to Change in Circumstances - If at any time during the term of this Contract there should be a material variation, depreciation, or devaluation in the value of the Philippine Peso due to extraordinary inflation or deflation or official devaluation, the rental rates herein stipulated shall be adjusted in favor of the LESSOR so that such rental rates shall correspond to the value of the currency at the time this Contract was executed. It is agreed and understood that a "material variation" exists when there is a change to the extent of fifteen percent (15%) in the purchasing power of the currency compared with its value at the time of the signing of this Contract and at the time of any subsequent adjustment of the rental rates, as determined by reference to the Consumer Price Index published by the Department of Economic Research of the Bangko Sentral ng Pilipinas.

17. Termination of Lease - The LESSEE agrees to return and surrender the leased premises at the expiration of the term of its lease in as good condition as reasonable wear and tear will permit and without any delay whatsoever, devoid of all occupants, furniture, articles, and effects of any kind other than such alterations, installations, additions, or improvements belonging to the LESSOR in accordance with the provisions of Paragraph 11. Further, upon the expiration of the term of this lease, the LESSOR shall have the right to close or padlock the leased premises, and/or physically take possession and occupy the leased premises, and/or exclude the LESSEE, its agents, representatives, guests, customers, their things and effects, therefrom, whether forcibly or otherwise, without incurring any civil, criminal, and/or administrative liability.

18. Lessor's Right To Pre-Terminate Contract In Specified Situations - In addition to other situations provided herein wherein the LESSOR is accorded the right to pre-terminate/cancel this Contract at any time during the duration of the lease, the LESSOR shall also have the absolute right to pre-terminate this lease Contract by giving the LESSEE a ninety (90) days notice in any of the following situation:

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     (a)  When the LESSOR needs the leased premises for its redevelopment pursuant to any FTI development plan;

     (b) When it becomes clear and definite that the LESSOR will be privatized and unless the eventual owner or buyer continues the contractual relation with the LESSEE;

     (c) When LESSOR finds it necessary to repossess the leased premises for reason of public interest.

     It is understood that the LESSOR shall have the right to close or padlock the leased premises, and/or physically take possession and occupy the leased premises, and/or exclude the LESSEE, it agents, representatives, guests, customers, their things and effects, therefrom, whether forcibly or otherwise, without incurring any civil, criminal, and/or administrative liability.

19. Pre-termination of the Contract by the LESSEE - Should the LESSEE be constrained to pre-terminate this Contract for any reason whatsoever, the LESSEE shall give a written notice to the LESSOR at least thirty (30) days before the effective date of the pre-termination and shall pay the LESSOR a pre-termination fee in an amount equivalent to three (3) months rent computed based on the prevailing rental rates at the time of the pre-termination. Further, the LESSOR shall effect the forfeiture of the unused portions of the advance rental and deposit made by the LESSEE.

20. Failure to Surrender - If the leased premises be not surrendered at the expiration of the lease period, the LESSEE shall pay, by way of penalty, a sum equivalent to the amount of the rentals for the leased premises for the whole period of delay. It is hereby agreed that such penalty shall be in addition to the rentals corresponding to the period of delay. Payment of said penalty shall likewise be without prejudice to the attorney's fees and other liabilities provided in this Contract. The LESSEE shall furthermore hold the LESSOR harmless from any liability in respect to any and all claims made by any succeeding tenant against the LESSOR, resulting from the delay by the LESSOR in, delivering possession of the premises to such succeeding tenant, insofar as such delay is occasioned by the failure of the LESSEE to so surrender the premises on time.

21. Abandonment of Leased Premises - Should the LESSEE abandon the leased premises before the expiration of the period of this lease, the LESSOR may upon the expiration of fifteen (15) day notice delivered at the leased premises or posted on the main door thereof, close or padlock the leased premises, physically take possession and occupy the leased premises, and retain any and all things therein, in which case, this lease shall be automatically terminated. The LESSOR shall be free to lease the leased premises to any other party, and the LESSEE shall forfeit the advance rental and the deposit in favor of the LESSOR.

     If the premises is not used or no operation is conducted by LESSEE for sixty (60) days without paying the rental corresponding the said period and LESSOR/OWNER is not notified of the reason, the leased premises is considered abandoned and the LESSOR/OWNER is entitled to declare the lease terminated without need of judicial intervention and in such case, the LESSOR/OWNER is likewise authorized to enter the leased premises to repossess it and to retain the LESSEE/OPERATOR's things therefrom.

22. Enforcement of Covenants - The failure of the LESSOR to insist upon strict performance of any of the terms, conditions and covenants of this lease and/or to exercise any option herein contained shall not be construed as relinquishment or cancellation of such covenant or option nor shall it be construed as a waiver of any subsequent breach or default of the terms, conditions and covenants of this Contract, which shall continue in full force and effect. No waiver by the LESSOR of any of its rights under this Contract shall be deemed to have been made unless expressed in writing and signed by the LESSOR.

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23.  Remedies Cumulative - All remedies herein before and hereinafter conferred on the LESSOR shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law.

24. Breach or Default - The LESSEE agrees that all the covenants and agreements herein contained shall be deemed essential conditions hereof and that if default or breach be made by the LESSEE of any such conditions, then the LESSOR shall have the absolute right to unilaterally terminate and cancel this Contract, upon fifteen (15) days prior notice delivered at the leased premises or posted on the main door thereof. Upon such termination or cancellation, the LESSOR shall likewise have the right to forthwith close and padlock the leased premises, and/or physically take possession and occupy the leased premises, and/or exclude the LESSEE, its agents, representatives, guests, customers, their things and effects therefrom, whether forcibly or otherwise, without incurring any civil, criminal and/or administrative liability.

25. Satisfaction of Obligations and Damages - In all cases where this Contract is terminated or cancelled by reason of any default or breach committed by the LESSEE, the said LESSEE, shall be fully liable to the LESSOR in accordance to the provisions of Paragraph 19 and for any and all damages, actual or consequential, resulting from such default and termination.

     In the event of cancellation or termination of this Contract, the LESSOR, in addition to the rights and authority herein granted upon it, is hereby authorized, as the attorney-in-fact of the LESSEE, to sell at public sale, without notice to the LESSEE, any and all goods, merchandise, furnitures, fixtures and equipments found in the leased premises, and to apply the proceeds of such sale to any damages and outstanding obligation of the LESSEE under this Contact.

26. Representations and Warranties - Each of the parties hereto represents and warrants that:

     (a) It is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the Republic of the Philippines.

     (b) It has full power and authority to enter into and perform its obligations under this Contract.

     (c) All necessary actions, consents, and approvals for the execution of this Contract have been taken and/or obtained.

     (d) Its execution, delivery and performance of this Contract will not conflict with or constitute a breach of its Charter/Articles of Incorporation, By-laws, or any resolution of its Board of Directors or any agreement or instrument to which it is a party to or under which any of its properties or assets are bound, or any law of the Republic of the Philippines or any regulation, judgment or order of any agency or instrumentality thereof.

     (e) This Contract constitute the legal, valid, and binding obligations of each of the parties enforceable in accordance with its terms.

27. Judicial Action - In the event of any breach of this Contract by the LESSEE, the LESSOR is compelled to seek judicial relief against the LESSEE, the latter, in addition to and aside from the damages as above-provided, shall pay attorney's fees to the LESSOR equivalent to twenty percent (20%) of the amount claimed in the complaint but in no case less than Thirty Thousand Pesos (P30,000.00), aside from costs and other expenses which the law may entitle the LESSOR to recover from the LESSEE.

     Any and all suits arising from this Contract shall be filed in the proper Regional Trial Court of Pasig or Metropolitan Trial Courts of Taguig Metro Manila.

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                                                               Contract of Lease
                                                        FTI and PSI Technologies
                                                                February 1, 2003
                                                               P a g e - 8 of 10

28. Section Captions - The captions appearing under the section number designation of this Contract are for convenience only and are not part of this lease and do not in any way limit or amplify the terms and provisions of this Contract.

29. Entire Agreement - This Contract constitute the entire, complete and exclusive statement of the terms and conditions of the agreement between the parties with respect to the subject leased premises. All lease contracts and other agreements previously entered into by the parties herein affecting the subject leased premises are hereby declared null and void. Consistently, no statement or agreement, oral or written, made prior to the signing hereof and no prior conduct or practice of either party shall vary or modify the written terms embodied hereof, and neither party shall vary or modify the written terms embodied hereof, and neither party shall claim any modification of any provision set forth herein unless such modification is in writing and signed by both parties.

30. Severability - In case any of the provisions contained in this Contract shall be declared invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed on the day, month, and year hereinabove mentioned in Taguig, Metro Manila, Philippines.

FOOD TERMINAL, INC.                  PSI TECHNOLOGIES, INC.
     (Lessor)                              (Lessee)

By:                                  By:

     /s/ Bernie Fondevilla                  /s/ Arthur J. Young, Jr.
     BERNIE G. FONDEVILLA                   ARTHUR J. YOUNG, JR.
     President                              Chairman and Chief Executive Officer



                           Signed in the presence of:

     ---------------------------            ---------------------------



                                                        ------------------------
                                                               Contract of Lease
                                                        FTI and PSI Technologies
                                                                February 1, 2003
                                                               P a g e - 9 of 10

                          A C K N O W L E D G E M E N T


REPUBLIC OF THE PHILIPPINES    )
TAGUIG, METRO MANILA           ) SS.


BEFORE ME, a Notary Public for and in the Municipality of Taguig, Metro Manila, on this __ day of _________________, personally appeared:


                                 COMMUNITY TAX                 DATE/PLACE
                                 -------------                 ----------
       NAME                      CERTIFICATE NO.                OF ISSUE
       ----                      ---------------                --------

FOOD TERMINAL, INC.

BERNIE G. FONDEVILLA

PSI TECHNOLOGIES, INC.

ARTHUR J. YOUNG, JR.


known to me and to me known to be the same person who executed the foregoing Contract of Lease, and they have acknowledged to me that the same is their own free and voluntary act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date at the place first written above.


                                                   NOTARY PUBLIC


Doc. No. _______;
Page No. _______;
Book No. _______;
Series of 2003.


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                                                               Contract of Lease
                                                        FTI and PSI Technologies
                                                                February 1, 2003
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